EXHIBIT 23.3


                            INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Incorporation of Documents by Reference" in the Registration Statement on Form S-8 of The St. Paul Companies, Inc., and to the use of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of USF&G
Corporation for the year ended December 31, 1997 included in The St. Paul Companies, Inc.'s Current Report on Form 8-K dated April 28, 1998 (these financial statements and schedules are not presented herein), filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


Baltimore, Maryland
November 25, 1998